UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2012

FRESH START PRIVATE MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. Tustin Avenue
Suite 206
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(714) 541-6100
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 14, 2012, Board of Directors of the registrant dismissed Wilson Morgan, LLP, as its independent registered public account firm. On the same date, the accounting firm of  Kling & Pathak, LLP was engaged as the Registrant’s new independent registered public accounting firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Wilson Morgan, LLP and the engagement of Kling & Pathak, LLP as its independent auditor.

None of the reports of Wilson Morgan, LLP on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2011 a going concern qualification in the registrant's audited financial statements. We have had no disagreements with Wilson Morgan, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Wilson Morgan, LLP satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have provided Wilson Morgan, LLP with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K, a copy of the letter from Wilson Morgan, LLP as required by Item 304(a)(3) of Regulation S-K.

On October 31, 2012, the registrant engaged Kling & Pathak, LLP as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Kling & Pathak, LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

      16.1  Letter from Wilson Morgan, LLP, dated  November 14, 2012, to the Securities and Exchange Commission  regarding statements included in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Fresh Start Private Management, Inc. (Registrant)
Date: November 14, 2012
	By:	/s/ Jorge Andrade
Jorge Andrade
Chief Executive Officer